UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2011

Marathon Oil Corporation
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(713) 629-6600

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On November 1, 2011, we completed the acquisition with Hilcorp Resources Holdings, LP to purchase its assets in the Eagle Ford shale formation in Texas for $3.6 billion.  Hilcorp Resources Holdings, LP is a partnership between affiliates of Hilcorp Energy Company and Kohlberg Kravis Roberts & Co. LP.  The assets include approximately 143,000 net acres primarily in Atascosa, Karnes, Gonzales and DeWitt counties in Texas.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1
Purchase and Sale Agreement between Hilcorp Resources Holdings, LP and Marathon Oil Company dated May 31, 2011 (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report for the period ended June 30, 2011 on Form 10-Q/A Amendment No. 1, filed on October 18, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

November 4, 2011	By:	/s/ Michael K. Stewart
Name: Michael K. Stewart
Title: Vice President, Accounting and Controller